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Investors / Trade / Media Patrick Van de Wille FD Ashton Partners 312.553.6704 patrick.vandewille@fdashtonpartners.com

Westell Technologies Appoints Richard S. Gilbert Chief Executive Officer

Company Recruits Network and Communications Industry Veteran

AURORA, IL, January 21, 2009 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, gateways and conferencing services, today announced that its Board of Directors has appointed Richard S. Gilbert to serve as President and Chief Executive Officer. Mr. Gilbert will join the Company on February 23, 2009 and will immediately assume responsibility for the Company’s day-to-day operations. He will also serve on the Board of Directors and will be based at the company’s headquarters in Aurora, Illinois.

“Rick’s background eminently qualifies him to lead Westell during these challenging economic times, and we are very pleased to welcome him to the Company,” said John W. Seazholtz, Chairman of the Board. “As a veteran of the network and communications industry, his track record of achieving goals and producing operational excellence will be a tremendous asset to the Company as we develop our plans.”

Mr. Gilbert most recently served as President and Chief Executive Officer of Kineto Wireless, a leading provider in Unlicensed Mobile Access (UMA) technology as well as supporting products that are used to enable Fixed-Mobile Convergence (FMC). He was responsible for setting the company's strategic direction and overseeing its rapid growth as the key innovator and leading supplier of UMA technology, the third generation standard for fixed-mobile convergence.

From 1998 to 2005, Mr. Gilbert was the Chairman and Chief Executive Officer of Copper Mountain Networks, a leading provider of broadband access products to Incumbent and Competitive Local Exchange Carriers (ILECs & CLECs), Independent Operating Companies (IOCs), Interexchange Carriers (IXCs), and other facilities-based network providers worldwide. Under Mr. Gilbert's leadership, Copper Mountain had a successful initial public offering in 1999.

Prior to Copper Mountain, Mr. Gilbert was the President of ADC Kentrox, one of the fastest growing and most profitable divisions of ADC Telecommunications. Additionally, he has held numerous senior management positions with companies that include Make Systems, Vitalink Communications Corporation and IBM Corporation. Mr. Gilbert's educational background includes a Masters degree in Computer Science from Stanford University and a Bachelor's in Mathematics from the University of California at Berkeley.

The Board of Directors thanks Bernie Sergesketter, who has served as interim CEO since July 2008,  for his leadership. He will remain with the Company until February 28, 2009. Going forward, Mr. Sergesketter has agreed to remain as a consultant to the Company for business development and advisory purposes.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. designs and develops broadband telecommunications access products. ConferencePlus, Inc. is a collaborative Application Service Provider that manages and hosts voice, video, IP applications and back-office services. Additional information can be obtained by visiting Westell's Web site at www.westell.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “should”, or derivatives thereof and other words of similar meanings are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, an economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, new product development, excess and obsolete inventory, commercialization and technological d elays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in the Company’s Form 10-K for the fiscal year ended March 31, 2008 under the section Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or otherwise.